UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 28, 2003



SURGICARE, INC.
(Exact name of registrant as specified in its charter)


Commission File No.: 001-16587



                Delaware                                   58-1597246
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                Identification Number)


      12727 Kimberley Lane, Suite 200
              Houston, Texas                                 77024
  (Address of principal executive offices)                 (Zip Code)





 (713) 973-6675
(Registrant's telephone number, including area code)


 Not Applicable
(Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant.

On July 28, 2003, SurgiCare, Inc. ("SurgiCare") dismissed Weinstein & Spira LLP ("W&S") as its independent auditors and retained Mann Frankfort Stein & Lipp LLP ("MFSL") as its new independent auditors. The decision to change auditors was approved by SurgiCare's Board of Directors.

W&S prepared a report on the financial statements of SurgiCare for each of the fiscal years ended December 31, 2002 and 2001. W&S did not include, in any report on SurgiCare's financial statements, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles.

During SurgiCare's two most recent fiscal years ended December 31, 2002, and the subsequent interim period through July 28, 2003, there were no disagreements between SurgiCare and W&S on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to W&S's satisfaction, would have caused W&S to make reference to the subject matter of the disagreement in connection with its reports on SurgiCare's financial statements. W&S's report on the Company's financial statements for the year ended December 31, 2002 was modified by the inclusion of an explanatory paragraph addressing the ability of the Registrant to continue as a going concern.

SurgiCare has authorized W&S to respond fully to the inquiries of MFSL. SurgiCare has provided W&S with a copy of the foregoing disclosures. SurgiCare has not yet received W&S's response letter stating whether it agrees with the statements made by SurgiCare in this Form 8-K. SurgiCare will file such letter from W&S within two business days of its receipt as an exhibit to an Amendment to this Form 8-K.

During SurgiCare's two most recent fiscal years ended December 31, 2002, and the subsequent interim period through July 28, 2003, SurgiCare did not consult with MFSL regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated:  July 30, 2003


SURGICARE, INC.


By                                     /s/  Phillip C. Scott
      -------------------------------------------------------------------------

                                       Phillip C. Scott

                                       Chief Financial Officer